Exhibit 10-y

AT&T INC. BOARD OF DIRECTORS
COMMUNICATIONS CONCESSION PROGRAM

Communications Concession

Applies to both active and retired non-employee Directors.

1.	Primary Residence Equipment
Each Director will receive equipment that will allow the provision of services offered by affiliates of AT&T at the Director’s primary residence as designated by the Director.  If the relevant AT&T affiliate does not service the area of the Director’s residence and it is impractical to obtain the equipment from an affiliate, then AT&T will reimburse the Director for equipment provided by another company.  Provision of equipment at the primary residence will not count against the annual communications allowance, whether the equipment is provided by the AT&T affiliate or another carrier (where equipment from the affiliate is not available).

2.	Concession for Equipment at Other Residences and for Services
Each Director will receive communications equipment (other than at the primary residence) and services each year in an amount not to exceed the following limits:
•	for active Directors and Directors retiring on or after November 20, 2009, ten percent of the combined annual basic retainer and annual deferred stock unit award in effect for such year;
•	for Directors retiring before November 20, 2009, seven percent of the combined annual basic retainer and annual deferred stock unit award in effect for such year.

3.	Requirements
•
All concession services must be provided by AT&T affiliates, including AT&T Mobility and AT&T Long Distance.  The only exception is service and equipment to the primary residence where the residence is not served by an AT&T affiliate.  Services and equipment will only be provided to locations in the continental United States.

•	The concession benefits are for the personal use of the Director and his/her immediate family sharing the same household.
•
In order to keep you informed, the Secretary’s Office will send you a semi-annual notice indicating the usage of your concession.  If your usage exceeds the maximum benefit, you will be asked to reimburse AT&T.

•	A Director’s surviving spouse will continue to receive benefits for fourteen months after the date of the Director’s death.
•	This concession benefit may be amended or terminated at any time by the AT&T Board of Directors.

Amended November 2009
Effective July 2004